NEWS RELEASE

          Kara International, Inc., a Nevada corporation (the "Company,"
[OTC Bulletin Board Symbol "KARA"]), announced today that it had entered into a Letter of Intent regarding a proposed reorganization whereby it is contemplated that International Heritage Inc., a North Carolina corporation ("IHI"), will become a wholly-owned subsidiary of the Company.

          Following the completion of the first stage of the reorganization, the directors and executive officers of IHI shall become the directors and executive officers of the Company.

          IHI is principally engaged in the direct sale of fine 14K, 18K and 24K gold jewelry, precious stone jewelry, fine collectibles from some of the world's most prestigious manufacturers, golf products and accessories and telecommunications products and services.

October 1, 1997

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